Exhibit 99.1

Contact:
Jack Henneman
Chief Financial Officer
515-598-2561
Investor@linkp.com
FOR IMMEDIATE RELEASE

NewLink Genetics Corporation Reports Third Quarter 2014 Financial Results

AMES, IA -- 11/06/14 -- NewLink Genetics Corporation (NASDAQ: NLNK), today reported consolidated financial results for the third quarter of 2014 and progress in its clinical and business development programs.

“As we announced in August, we continue to develop the science around combining our IDO pathway product candidates with treatment modalities including other checkpoint inhibitors, chemotherapy, and our own HyperAcute immunotherapies,” said Dr. Charles Link, Chairman and Chief Executive Officer. “The license and collaboration agreement with Genentech, which we announced a few weeks ago, is the most important recent step in realizing that vision, in addition to providing us with substantial new capital to develop further our HyperAcute vaccine technology.”

NewLink reported a net loss of $5.6 million or $.20 per share for the third quarter of 2014 compared to a net loss of $8.1 million or $.32 per share for the comparable period in 2013.

Research and development expense in the third quarter of 2014 was $10.9 million compared to $6.1 million during the comparable period in 2013. The increase was primarily due to increases in compensation including share based compensation, as well as increases in contract research and manufacturing, clinical trial expense, and other expenses.

“We continue to look forward to seeing the second interim look on the IMPRESS trial in the first quarter of 2015,” said Dr. Nicholas Vahanian, President and Chief Medical Officer of NewLink.

General and administrative expense in the third quarter of 2014 was $4.9 million compared to $2.3 million during the comparable period in 2013. The increase was primarily due to an increase in share-based compensation expense, as well as increases in consulting and legal fees, travel expense, and medical affairs and marketing. Excluding costs associated with the transition in the chief financial officer function, general and administrative expense for the quarter would have been $2.8 million, as set forth in the attached reconciliation.

NewLink ended the quarter on September 30, 2014, with cash, cash equivalents, and certificates of deposit totaling $67.7 million and, if the Hart-Scott-Rodino waiting period with respect to the Genentech collaboration expires as anticipated, expects to end the year with approximately $180 million in cash, cash equivalents and certificates of deposit.

NewLink has an additional $13.9 million of shares available for sale under its at-the-market offering (ATM) and has sold no shares under the ATM since March 31, 2014. NewLink ended the third quarter of 2014 with 27,929,874 shares outstanding.

Exhibit 99.1

Conference call
The company has scheduled a conference call for 8:30 AM ET today to discuss the results and to give an update on clinical and business development activities.
NewLink's senior management team will host the conference call, which will be open to all listeners. There will also be a question and answer session following the prepared remarks.
Access to the live call is available by dialing (855) 469-0612 (domestic) or (484) 756-4268 (international) five minutes prior to the start of the call. The call can also be accessed through a webcast via a link provided on the Investors and Media homepage of NewLink's website at www.linkp.com. A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and using the passcode 25598868. The replay will be available for two weeks from the date of the call and the webcast will also be archived on the website.

About NewLink Genetics Corporation
NewLink is a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve treatment options for patients with cancer. NewLink's portfolio includes biologic and small molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink's product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens. For more information please visit http://www.linkp.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: NewLink's financial guidance for 2014; enrollment in its clinical trials for product candidates based on NewLink's HyperAcute® and IDO platform technologies; its timing of release of clinical data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink's future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink's Annual Report on Form 10-K for the year ended December 31, 2013, Form S-3 Registration Statement filed December 28, 2012 and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink's views as of any date subsequent to the date of this press release.

Exhibit 99.1

NewLink Genetics Corporation
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013

Grant revenue	$2,801	$265	$3,347	$799

Operating expenses:
Research and development	10,896	6,125	23,760	17,505
General and administrative	4,931	2,257	11,044	6,522

Loss from operations	(13,026)	(8,117)	(31,457)	(23,228)

Other income (expense), net	15	(6)	47	94

Income tax benefit	7,413	—	7,413	—

Net loss	$(5,598)	$(8,123)	$(23,997)	$(23,134)

Net loss per common share, basic and diluted	$(0.20)	$(0.32)	$(0.86)	$(0.92)

Weighted average number of common shares outstanding	27,914,782	25,702,043	27,800,246	25,067,772

Exhibit 99.1

NewLink Genetics Corporation
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share data)

	Sept. 30,	December 31,
	2014	2013
Assets
Current assets:
Cash, cash equivalents and certificates of deposit	$67,706	$61,540
Prepaid expenses and other current assets	3,552	2,430
Income tax receivable	7,502	—
Total current assets	78,760	63,970
Property and equipment, net	7,117	6,587
Total assets	$85,877	$70,557

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$6,961	$3,473
Other current liabilities	277	403
Total current liabilities	7,238	3,876
Long-term liabilities:
Royalty obligation payable	6,000	6,000
Notes payable and obligations under capital leases	989	1,033
Deferred rent	1,259	1,321
Total long-term liabilities	8,248	8,354
Total liabilities	15,486	12,230
Stockholder's equity:
Common stock	279	266
Additional paid-in capital, net	230,308	194,038
Treasury stock, at cost	(222)	—
Retained deficit	(159,974)	(135,977)
Total equity	70,391	58,327
Total liabilities and equity	$85,877	$70,557

Exhibit 99.1

NewLink Genetics Corporation
Reconciliation of Non-GAAP Adjustments - GAAP General and Administrative Expense to Measures of Adjusted General and Administrative Expense
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013

GAAP general and administrative expense	$4,931	$2,257	$11,044	$6,522

Non-GAAP adjustments:
Cost associated with chief financial officer transition	2,158	—	2,158	—

Total of non-GAAP adjustments	2,158	—	2,158	—

Adjusted general and administrative expense	$2,773	$2,257	$8,886	$6,522